EXHIBIT 1.02

UNITED DOMINION REALTY TRUST, INC.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129

MEDIUM-TERM NOTES
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
APPOINTMENT AGREEMENT

September 29, 2004

Piper Jaffray & Co.
U.S. Bancorp Tower
111 SW Fifth Avenue, 19th Floor
Portland, Oregon 97204

Morgan Stanley & Co. Incorporated
1585 Broadway, 4th Floor
New York, New York 10036

SunTrust Capital Markets, Inc.
303 Peachtree Street, 23rd floor
Atlanta, Georgia 30308

Wells Fargo Brokerage Services, LLC
608 2nd Avenue South, 10th Floor
Minneapolis, Minnesota 55402-1916

Ladies and Gentlemen:

     United Dominion Realty Trust, Inc., a Maryland corporation (the “Company”), confirms its agreement with Piper Jaffray & Co., Morgan Stanley & Co. Incorporated, SunTrust Capital Markets, Inc. and Wells Fargo Brokerage Services, LLC (each, an “Additional Agent,” and together, the “Additional Agents”), with respect to the appointment of each of the Additional Agents as an “Agent” under the Distribution Agreement referred to below, in connection with the issue and sale by the Company of its Medium-Term Notes Due Nine Months or More From Date of Issue (the “Notes”). The Notes are to be issued pursuant to an Indenture, dated as of November 1, 1995, as amended, supplemented or modified from time to time, between the Company (successor by merger to United Dominion Realty Trust, Inc., a Virginia corporation) and Wachovia Bank, National Association (formerly First Union National Bank of Virginia), as trustee.

     In accordance with and subject to the terms and conditions stated herein and in the Distribution Agreement dated June 17, 2004, between the Company and each of J.P. Morgan Securities Inc., Banc of America Securities LLC, Goldman, Sachs & Co., McDonald Investments Inc., Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC (the “Distribution Agreement,” which term, as used herein, includes any exhibits thereto), the Company hereby appoints each of the Additional Agents as an “Agent” (as such term is defined in the Distribution

Agreement) pursuant to Section 1(a) of the Distribution Agreement. It is expressly understood and agreed that each reference in the Distribution Agreement to an “Agent” or the “Agents” shall mean and include each of the Additional Agents. Each of the provisions of the Distribution Agreement is incorporated by reference herein in its entirety and made a part hereof, and it is expressly understood that each of the covenants and agreements (including provisions for indemnification and contribution) made by the Company in the Distribution Agreement shall be deemed to inure to the benefit of each of the Additional Agents, as an Agent thereunder. In addition, it is expressly understood and agreed that the obligations of each of the Additional Agents to act as Agent with respect to the Notes pursuant to the Distribution Agreement are subject to the terms and conditions specified in the Distribution Agreement.

     This Appointment Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument. By executing a counterpart of this Appointment Agreement, each Additional Agent shall be entitled to the benefits of the Distribution Agreement as if such Additional Agent were a party thereto, and each such Additional Agent agrees to comply with the obligations in the Distribution Agreement applicable to it as an Agent thereunder.

     The Company hereby agrees that all notices and other communications to the Additional Agents under this Appointment Agreement or the Distribution shall be directed to the Additional Agents as follows:

          Piper Jaffray & Co.
          Debt Capital Markets
          U.S. Bancorp Tower
          111 SW Fifth Avenue, 19th Floor
          Portland, Oregon 97204
          Attention: Robert A. Krueger
          Facsimile: (503) 275-3490

          Morgan Stanley & Co. Incorporated
          1585 Broadway, 4th Floor
          New York, New York 10036
          Attention: Continuously Offered Products — Manager
          Facsimile: (212) 507-5409

          SunTrust Capital Markets, Inc.
          303 Peachtree Street, 23rd floor
          Atlanta, Georgia 30308
          Attention: Betsy Brown
          Facsimile: (404) 588-7005

          Wells Fargo Brokerage Services, LLC
          608 2nd Avenue South, 10th Floor
          Minneapolis, Minnesota 55402-1916
          Attention: Joseph W. Glenn
          Facsimile: (612) 667-4744

     This Appointment Agreement and the rights and obligations of the parties created hereunder shall be governed by the laws of the State of New York.

Very truly yours, UNITED DOMINION REALTY TRUST, INC., a Maryland corporation
By:	/s/ Scott A. Shanaberger
	Name:	Scott A. Shanaberger
	Title:	Senior Vice President and Assistant Secretary

Accepted and agreed as of
The date first written above:

Piper Jaffray & Co.

By:	/s/ Robert A. Krueger

Name:	Robert A. Krueger

Title:	Managing Director

Morgan Stanley & Co. Incorporated

By:	/s/ Harold J. Hendershot III

Name:	Harold J. Hendershot III

Title:	Executive Director

SunTrust Capital Markets, Inc.

By:	/s/ James J. Stathis

Name:	James J. Stathis

Title:	Managing Director

Wells Fargo Brokerage Services, LLC

By:	/s/ Joseph W. Glenn

Name:	Joseph W. Glenn

Title:	Vice President

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